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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-61614 and 333-44870 of Community Health Systems, Inc. on Forms S-8 of our report dated June 26, 2001, appearing in this Annual Report on Form 11-K of Community Health Systems, Inc. 401(k) Plan for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP


Nashville, Tennessee
June 29, 2001